SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  ----------



                                 FORM 8-K/A-1

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934





Date of earliest event reported:  December 20, 1996
(Amending form 8K filed on October 25, 1995 to report event on October 12, 1996)





                           Able Telcom Holding Corp.
              (Exact name of registrant as specified in charter)



        Florida                     0-21986                  65-0013218
(State or other jurisdiction      (Commission               (IRS employer
    of incorporation)            file number)            identification no.)



1601 Forum Place, Suite 1110, West Palm Beach, Florida          33401
(Address of principal executive offices)                     (Zip code)


Registrant's telephone number, including area code:  (561) 688-0400

                          ABLE TELCOM HOLDING CORP.
                               AND SUBSIDIARIES

Item 7.     Financial Statements and Exhibits.

      The following financial statements, pro forma financial information and exhibits are filed as part of this Form 8-K/A-1:

      (a)   Financial Statements.

            Financial Statements of Georgia Electric Company:

            Report of Independent Auditors
               Balance Sheet as of December 31, 1995 and 1994
               Statements of Income and Retained  Earnings for the Years Ended
                December 31, 1995 and 1994
               Statement  of Cash Flows for the years ended  December 31, 1995 and 1994
               Notes to Financial Statements

               Report of Independent Auditors
               Balance Sheet as of December 31, 1993
               Statements of Income and Retained  Earnings for the Years Ended
                December 31, 1993
               Statement of Cash Flows for the years ended December 31, 1993 Notes to Financial Statements

               Report of Independent Auditors
               Balance Sheet as of April 30, 1993 and 1992
               Statements of Income and Retained  Earnings for the Years Ended
                April 30, 1993 and 1992
               Statement  of Cash Flows for the years ended April 30, 1993 and
                1992
               Notes to Financial Statements
               Supplemental Information

                          ABLE TELCOM HOLDING CORP.
                               AND SUBSIDIARIES

      (b)   Pro Forma Financial Information.

            On October 12, 1996, the Registrant, through its wholly-owned subsidiary Traffic Management Group, completed the acquisition of all of the issued and outstanding stock of Georgia Electric Company ("GEC"), a Georgia corporation, from Gerry W. Hall and J. Barry Hall for a combination of $3,000,000 cash plus the issuance at the end of each of the next five years a number of shares of common stock of the registrant having a then current market value of $1,000,000, subject to adjustment based on the pretax earnings of GEC.

            The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant as of October 31, 1995 and July 31, 1996 and of GEC as of December 31, 1995 and October 12, 1996. The Pro Forma Combined Statement of Income was prepared based upon the statement of income for the Registrant for the twelve months ended October 31, 1995 and the nine months ended July 31, 1996 and for the twelve months ended December 31, 1995 and the nine and one half months ended October 12, 1996 and. The pro forma statements give effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to pro forma combined financial statements. The pro forma combined balance sheet gives effect to the acquisition as if it had occurred as of July 31, 1996. The pro forma combined statement of income for the year ended October 31, 1995 gives effect to the acquisition as if it had occurred as of November 1, 1994. The pro forma combined statement of income for the nine months ended July 31, 1996 gives effect to the acquisition as if it had occurred as of November 1, 1995.

            The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements don not purport to represent what the combined companies's financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ABLE TELCOM HOLDING CORP.


                            By: /s/ Daniel L. Osborne
                                -----------------------------------
                                Daniel L. Osborne
                                Chief Accounting Officer


Dated: December 20, 1996

                        MITCHELL, HONEYCUTT & RAY, P.C.
                          Certified Public Accountants
                    3310 Atlanta Road, Smyrna Georgia 30080
                              (770) 434-4040 Voice
                               (770) 432-5043 Fax


Board of Directors
Georgia Electric Company
Albany, Georgia


We have audited the accompanying balance sheet of Georgia Electric Company as of December 31, 1995 and December 31, 1994 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Georgia Electric Company as of December 31, 1995 and December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplementary Information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





/s/Mitchell, Honeycutt & Ray, P.C.
---------------------------------
Mitchell, Honeycutt & Ray, P.C.
Certified Public Accountants

March 13, 1996

                        Georgia Electric Company
                             Balance Sheet
                       December 31, 1995 and 1994


                                 Assets

                                                      1995          1994
Current Assets
Cash in Bank and Temporary Investments          $    550,022   $ 1,266,635
Cash in Bank - Retainage Escrow                      103,629       136,306
Accounts Receivable
   Trade                                           3,225,875     1,820,621
   Retainage                                         433,391       176,244
   Other                                              33,928        32,151
   Provision for Doubtful Accounts                    (2,882)       (2,882)
                                              --------------   -----------
Total Accounts Receivable                        $ 3,690,312   $ 2,206,134

Inventory - Material                                     580           793
Prepaid Expenses                                     148,708       110,685
Cost and Profit on Incomplete Contracts in
 Excess of Billings                                  325,280       247,810
                                              --------------   -----------
Total Current Assets                            $ 4,818,531    $ 3,788,363

Property and Equipment net of Accumulated
 Depreciation totaling $2,084,127 and
 $1,681,302 for 1995 and 1994 respectively        1,337,848      1,058,323
Cash Value of Life Insurance                        254,098        198,342
                                              -------------    -----------

Total Assets                                     $ 6,410,477   $ 5,045,028
                                              ==============   ===========

                  Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable                                 $  922,030    $   336,171
Accrued Salaries and Bonuses                        304,679        207,352
Accrued and Withheld Taxes                          123,823         72,827
Accrued Expenses                                    222,653        163,383
Provision for Workers Compensation Claims           350,000        281,244
Provision for Warranty Costs                         35,395         35,395
Billings in Excess of Cost and Profit on
 Incomplete Contracts                               127,802        170,774
Other Current Liabilities                            73,783         73,782
Notes Payable - Due After One Year - Note E         550,000      1,000,000
                                                -----------    -----------
Total Current Liabilities                       $ 2,710,165    $ 2,340,928

Stockholders' Equity
Common Stock - 45,000 Shares $1 Par Value
 Issued and Outstanding                         $    45,000    $    45,000
Paid-in Capital                                   1,036,640      1,036,640
Retained Earnings                                 2,618,672      1,622,460
                                                -----------    -----------
Total Stockholders' Equity                      $ 3,700,312    $ 2,704,100
                                                -----------    -----------

Total Liabilities and Stockholders' Equity      $ 6,410,477    $ 5,045,028
                                                 ===========   ===========

The accompanying notes are an integral part of these financial statements.

                        Georgia Electric Company
               Statement of Income and Retained Earnings
             For the Years Ended December 31, 1995 and 1994


                                                    1995           1994

Revenue                                         $ 21,978,222   $ 14,585,287

Cost of Contract Operations                       18,816,967     11,972,650
                                                ------------   ------------

Gross Profit - Note A                           $  3,161,255   $  2,612,637

Operating Expenses

Equipment and Shop Expense                      $   (805,501)  $   (139,213)

Sales and Estimating Expense                         198,747        163,179

Administrative Expense                             1,129,080        941,258
                                                ------------   ------------

Total Operating Expenses                        $    522,326   $    965,224
                                                ------------   ------------

Income From Operations                          $  2,638,929   $  1,647,413

Other Income                                          43,071         44,291
                                                ------------   ------------

Net Income                                      $  2,682,000   $  1,691,704

Retained Earnings, January 1                       1,622,460      2,005,256

Distributions                                     (1,685,788)    (2,074,500)
                                                ------------   ------------

Retained Earnings, December 31                  $  2,618,672   $  1,622,460
                                                ============   ============



The accompanying notes are an integral part of these financial statements.

                        Georgia Electric Company
                        Statement of Cash Flows
             For the Years Ended December 31, 1995 and 1994



                                                     1995          1994
                                                ------------   ------------

Cash Flows From Operating Activities:
Net Income Provided From Operations              $ 2,682,000   $  1,691,704

Adjustments to Reconcile Net Income to Net
 Cash Provided By Operating Activities:
     Depreciation                                    402,825        329,421
     (Increase) Decrease in:
       Accounts Receivable                        (1,664,178)      (297,144)
       Inventory and Work in Process                (120,228)        52,674
       Prepaid Expenses                              (38,023)       (83,335)
     Increase (Decrease) in:
       Accounts Payable                              585,859       (808,865)
       Accrued Expenses                              207,593       (104,481)
       Other Payables                                 68,756        211,849
       Other Liabilities                                   0        (60,397)
                                                ------------   ------------

Net Cash Provided by Operations                  $ 2,124,604   $    931,426

Cash Flows From Investing Activities
Increase  in Cash Value of Life Insurance            (55,756)      (139,694)
Purchases of Equipment                              (682,350)      (524,185)
                                                ------------   ------------

Total Cash Flows From Investing Activities      $   (738,106)  $   (663,879)

Cash Flows From Financing Activities
Payment of Note Payable                             (450,000)             0
Distributions to Stockholders                     (1,685,788)    (2,074,500)
                                                ------------   ------------

Total Cash Flows From Financing Activities       $(2,135,788)  $ (2,074,500)

Increase (Decrease) in Cash                     $   (749,290)  $ (1,806,953)

Cash at Beginning of Year                          1,402,941      3,209,894
                                                ------------   ------------


 Cash at End of Year                            $    653,651   $  1,402,941
                                                ============   ============


The accompanying notes are an integral part of these financial statements.

                        Georgia Electric Company
                     Notes to Financial Statements
                       December 31, 1995 and 1994



Note A - Summary of Significant Account Policies

Revenue and Cost Recognition

The Company recognized revenues from fixed price and modified fixed price contracts on the percentage- of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Revenue from contracts based on time and materials is recognized when invoices are issued.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, and tools and equipment usage costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such loss is determined. Changes in job performance, conditions and the estimated profitability may result in revisions to costs and income which are recognized in the period in which the revisions are determined.

Depreciation

Depreciation is provided principally on the straight line method over the estimated useful lives of the assets which are generally five years.

Income Taxes

Effective May 1, 1993, the Company and its shareholders elected under provisions of the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Note B - Organization

Georgia Electric Company, a Georgia Corporation was, prior to May 1, 1993, a subsidiary of Electric Company of Georgia, Inc. On May 1, 1993 Electric Company of Georgia, Inc. distributed the shares of Georgia Electric Company to its shareholders. Also on May 1, 1993 the shareholders elected to be taxed as an S Corporation and in accordance with the regulations covering S Corporations elected to change the fiscal year of the Company to a calendar year.

Note C - Operating Lease Agreements

The Company leases its office and storage facilities in Albany, Georgia from officers of the Company who are the shareholders of the Company. The monthly rental is $5,000.00.

                        Georgia Electric Company
                     Notes to Financial Statements
                       December 31, 1995 and 1994



Note D - Costs and Estimated Earnings on Uncompleted Contracts

                                                       December 31,

                                                   1995          1994

      Costs Incurred on Uncompleted Contracts   $ 9,697,706   $ 7,391,722
      Earnings Recognized on Uncompleted
       Contracts                                  1,257,705     1,107,449
                                                -----------   -----------
           Total                                $10,995,411   $ 8,499,171
      Billings to date                           10,757,933     8,422,134
                                                -----------   -----------
           Total                                $   197,478   $    77,037
                                                ===========   ===========

      Included in the accompanying balance
      sheet under the following headings:
      Cost and Profit on Incomplete Contracts
         in Excess of Billing                       325,280       247,811
      Billings in Excess of Cost and Profit
         on Incomplete Contracts                    127,802       170,774
                                                -----------   -----------
           Total                                $   197,478   $    77,037
                                                ===========   ===========

Note E - Long Term Indebtedness

Long Term Indebtedness consists of a note payable to Trust Company Bank of South Georgia, N.A., bearing interest at the prime rate charged by that bank. The original terms were that the loan was to be repaid in five annual installments of $200,000 beginning January 1, 1996. During 1995 principal payments totaling $450,000 were made to reduce the balance due at December 31, 1995 to $550,000. Based on the 1995 payments and the intentions of management to repay this loan when cash flows are adequate, the amount is included as a current liability.

Note F - Property and Equipment

Property and Equipment of the Company is summarized as follows:

                                                     1995        1994

      Motor Vehicles                             $ 1,683,979   $ 1,449,146
      Equipment                                    1,495,870     1,082,753
      Trailers                                        36,340        16,382
      Office Furniture and Equipment                  60,417        52,588
      Data Processing Equipment                      134,781       128,169
      Leasehold Improvements                          10,588        10,588
                                                ------------   -----------
         Totals                                  $ 3,421,975   $ 2,739,626
      Accumulated Depreciation                     2,084,127     1,681,303
                                                ------------   -----------
         Total                                   $ 1,337,848   $ 1,058,323
                                                ============   ===========

Note G - Related Party Transactions

The Company has transactions with related corporations and its stockholders. These include the rental of property noted in Note C above, and various services provided at cost which are not material.

                        Georgia Electric Company
                     Notes to Financial Statements
                       December 31, 1995 and 1994



Note H - Employee Savings and Benefit Plan

The Company has a qualified Section 401K Savings and Benefit Plan for its employees with one year's service. The Company contributes based on employee savings. The contributions to the plan for the period ending December 31, 1995 totaled $69,277 and for the year ended December 31, 1994, $64,072.

Note I - Shop Expense - Allocations to Contracts

Contracts are charged, at market rates, for equipment used on the contract. Allocations for the year exceeded the total shop expense for the year since the amounts charged to contracts at market rates exceed the actual cost.

Note J - Provision for Workers Compensation Claims

The Company elected, with the renewal of its insurance policy on May, 1994, to be self insured on the first $325,000 of workers compensation claims. Claims totaling $43,756 were received through December 31, 1994 and provision is made for the remainder of the contingent liability during the remaining period of the policy. The self insured portion was reduced to $250,000 for the policy year beginning May 1, 1995. The provision for claims was increased to $350,000 at December 31, 1995.

Note K  - Distributions to Stockholders

Distributions were made during 1994 and 1995 primarily for the payment of income taxes due by stockholders resulting from the inclusion of corporate income in their personal returns. Due to increased income in 1995, additional distributions will be made in 1996 for payment of income tax due on 1995 income.

Note L - Business Concentration

A substantial portion of the revenue of the Company is from one Company. The nature of this business is based on cost-plus contracts for maintenance and contract services. It is the opinion of management that this concentration does not jeopardize the operations of the Company.

Note M - Available Line of Credit

The company has an open, unused line of credit available from Trust Company Bank of South Georgia, N.A. in the amount of $1,000,000 at December 31, 1995 and at the date of this report.

                        MITCHELL, HONEYCUTT & RAY, P.C.
                          Certified Public Accountants
                    3310 Atlanta Road, Smyrna Georgia 30080
                              (404) 434-4040




Board of Directors
Georgia Electric Company
Albany, Georgia


      We have audited the accompanying balance sheet of Georgia Electric Company as of December 31, 1993, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Georgia Electric Company as of December 31, 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplementary Information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                    /s/Mitchell, Honeycutt & Ray, P.C.
                                    ---------------------------------
                                    Mitchell, Honeycutt & Ray, P.C.
                                    Certified Public Accountants


February 26, 1994

                           Georgia Electric Company
                                 Balance Sheet
                               December 31, 1993


                                    Assets


Current Assets
Cash in Bank and Temporary Investments                      $ 3,140,308
Cash in Bank - Retainage Escrow                                  69,586
Accounts Receivable
   Trade                                   $ 1,407,699
   Retainage                                   197,035
   Other                                       130,098
                                           -----------
     Total                                 $ 1,734,832
Provision for Doubtful Accounts                 -5,843        1,728,989
Prepaid Expenses                                                 27,350
Cost and Profit on Incomplete Contracts
 in Excess of Billings                                          477,963
                                                            -----------
Total Current Assets                                        $ 5,444,196

Property and Equipment Less Accumulated
 Depreciation of $ 1,359,682                                    863,558
Cash Value of Life Insurance                                     58,649
                                                            -----------
Total Assets                                                $ 6,366,403
                                                            ===========


                     Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable                                            $ 1,145,036
Accrued Salaries and Bonuses                                    178,259
Accrued and withheld Taxes                                       31,724
Accrued Expenses                                                338,062
Provision for Warranty Costs                                     75,220
Accrued Profit Sharing Plan Contribution                         29,570
Billings in Excess of Cost and Profit on
 Incomplete Contracts                                           347,459
Other Current Liabilities                                       134,177
                                                            -----------
Total Current Liabilities                                   $ 2,279,507
Long Term Indebtedness                                        1,000,000
                                                            -----------
Total Liabilities                                           $ 3,279,507

Stockholders' Equity
Common Stock - 45,000 Shares $1 Par Value
 Issued and Outstanding                                     $    45,000
Paid-in Capital                                               1,036,640
Retained Earnings                                             2,005,256
                                                            -----------
Total Stockholders' Equity                                  $ 3,086,896

Total Liabilities and Stockholders' Equity                  $ 6,366,403
                                                            ===========

  The accompanying notes are an integral part of these financial statements.

                           Georgia Electric Company
                   Statement of Income and Retained Earnings
             For the Period May 1, 1993 through December 31, 1993





Revenue                                                     $ 13,677,087

Cost of Contract Operations                                   12,163,127
                                                            ------------

Gross Profit - Note A                                       $  1,513,960

Operating Expenses

Shop Expense (Credit)                     $   (282,463)

Sales and Estimating Expense                    64,603

Administrative Expense                         444,926           227,066
                                          ------------      ------------

Income From Operations                                      $  1,286,894

Other Income                                                      65,172

Net Income                                                  $  1,352,066

Retained Earnings, May 1                     1,183,190

Dividends Paid                                 530,000           653,190
                                          ------------      ------------

Retained Earnings, December 31                              $  2,005,256
                                                            ============

Earnings Per Share                                          $      44.56
                                                            ============

  The accompanying notes are an integral part of these financial statements.

                           Georgia Electric Company
                            Statement of Cash Flows
             For the Period May 1, 1993 through December 31, 1993





Cash Flows From Operating Activities:
Net Income Provided From Operations                          $ 1,352,066

Adjustments to Reconcile Net Income to Net Cash Provided
  By Operating Activities:
    Depreciation                                                 198,945
    Deferred Income Taxes                                        (59,440)
    Loss (Gain) From Fixed Asset Disposal                           (778)
    (Increase) Decrease in:
      Inventory and Work in Process                              (62,126)
      Accounts Receivable                                        274,843
      Prepaid Expenses                                           (27,350)
    Increase (Decrease) in:
      Accounts Payable                                           705,379
      Accrued Expenses                                            29,195
      Other Payables                                             (27,046)
      Other Liabilities                                          (49,729)
                                                             -----------

Net Cash Provided by Operations                              $ 2,333,959

Cash Flows From Investing Activities:
Increase in Cash Value of Life Insurance                            (572)
Purchases of Equipment                                          (149,624)
Proceeds From Sale of Property and Equipment                       2,525
                                                             -----------

Total Cash Flows From Investing Activities                   $  (147,671)

Cash Flows From Financing Activities:
Dividends Paid                                                  (530,000)
                                                             -----------

Increase (Decrease) in Cash                                  $ 1,656,288

Cash at Beginning of Year                                      1,553,606
                                                             -----------

Cash at End of Year                                          $ 3,209,894
                                                             ===========


  The accompanying notes are an integral part of these financial statements.

                           Georgia Electric Company
                         Notes to Financial Statements
                               December 31, 1993




Note A - Summary Of Significant Accounting Policies

Revenue and Cost Recognition

The Company recognizes revenues from fixed price and modified fixed price contracts on the percentage-of- completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Revenue from contracts based on time and materials is recognized when invoices are issued.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, and tools and equipment usage costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such loss is determined. Changes in job performance, conditions and the estimated profitability may result in revisions to costs and income which are recognized in the period in which the revisions are determined.

Depreciation

Depreciation is provided principally on the straight line method over the estimated useful lives of the assets which are generally five years.

Income Taxes

Effective May 1, 1993, the Company and its shareholders elected under provisions of the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Note B - Organization

Georgia Electric Company, a Georgia Corporation was, prior to May 1, 1993, a subsidiary of Electric Company of Georgia, Inc. On May 1, 1993 Electric Company of Georgia, Inc. distributed the shares of Georgia Electric Company to its shareholders. Also on May 1, 1993 the shareholders elected to be taxed as an S Corporation and in accordance with the regulations covering S Corporations elected to change the fiscal year of the Company to a calendar year.

Note C - Operating Lease Agreements

The Company leases its offices and storage facilities in Albany, Georgia from officers of the Company who are the shareholders of the Company. The monthly rental is $5,000.00.

                           Georgia Electric Company
                         Notes to Financial Statements
                               December 31, 1993



Note D - Costs and Estimated Earnings on Uncompleted Contracts


     Costs Incurred on Uncompleted Contracts        $  8,395,054
     Earnings Recognized On Uncompleted Contracts        879,720
          Total                                     $  9,274,774
     Billings to Date                                  9,144,270
                                                    ------------
          Total                                     $    130,504
                                                    ============

     Included in the accompanying balance sheet
     under the following headings:
     Cost and Profit on Incomplete Contracts in
       Excess of Billings                           $    477,963
     Billings in Excess of Cost and Profit on
       Incomplete Contracts                              347,459
                                                    ------------
          Total                                     $    130,504
                                                    ============

Note E - Due From Parent Company

The amount represents advances to Electric Company of Georgia, Inc., the sole shareholder of the Company.

Note F - Long Term Indebtedness

Long term indebtedness consists of a note payable to Trust Company Bank of South Georgia, N.A. bearing interest at the prime rate charged by that bank and to be repaid in five annual installments of $200,000 beginning January 1, 1995.

Note G - Property and Equipment

Property and Equipment of the Company is summarized as follows:

        Motor Vehicles                              $ 1,184,482
        Equipment                                       841,309
        Trailers                                         10,782
        Office Furniture and Equipment                   47,910
        Data Processing Equipment                       128,169
        Leasehold Improvements                           10,588
                                                    -----------
             Totals                                   2,223,240
                                                    -----------
        Accumulated Depreciation                    $ 1,359,682
                                                    -----------
             Total                                  $   863,558
                                                    ===========

                                    Page 6

Note H - Related Party Transactions

The Company has transactions with related corporations and its stockholders. These include the rental of property noted in Note D above, and various services provided at cost which are not material.

Note I - Employee Savings and Benefit Plan

The Company has aa qualified Section 401K savings and benefit plan for its employees with one year's service. The Company contributes based on employee savings. The contributions to the plan for the period ended December 31, 1993 totaled $26,852.

Note J - Shop Expense - Allocations to Contracts

Contracts are charged, at market rates, for equipment used on the contract. Allocations for the year exceeded the total shop expense for the year since market rates exceed the actual cost.

Note K - Subsequent Events

The Directors and Stockholders of the parent company, Electric Company of Georgia, Inc. elected to distribute the shares of Georgia Electric Company stock to its shareholders effective May 1, 1993. Subsequently the stockholders of Georgia Electric Company elected with the Internal Revenue Service to be taxed as an S Corporation with a taxable year ending on December 31. The effect of the election will be the tax on corporate income being paid by the shareholders rather than the Company. It is anticipated that dividends will be paid in the future in the amount at lease equal to the individual tax liability resulting from inclusion of corporate income.

                        MITCHELL, HONEYCUTT & RAY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
           3310 Atlanta Road, Smyma, Georgia 30080  (404) 434-4040


Board of Directors
Georgia Electric Company
Albany, GA


      We have audited the accompanying balance sheet of Georgia Electric Company as of April 30, 1993 and 1992, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion,, the financial statements referred to above present fairly, in all material respects, the financial position of Georgia Electric Company as of April 30, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Supplementary Information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                             /s/ Mitchell, Honeycutt & Ray, P.C.
                                             -----------------------------------
                                             Mitchell, Honeycutt & Ray, P.C.
                                             Certified Public Accountants
July 21, 1993

                           Georgia Electric Company
                                 Balance Sheet
                         As of April 30, 1993 and 1992

                                    Assets

                                                       1993          1992

Current Assets
Cash in Bank and Temporary Investment             $ 1,553,606    $ 1,044,200
Accounts Receivable
     Trade                                          1,777,860      1,610,861
     Retainage                                         96,713         83,338
     Other                                            135,102         48,505
                                                  -----------    -----------
       Total                                      $ 2,009,675    $ 1,742,704
Provision for Doubtful Accounts                        -5,843         -5,843
                                                  -----------    -----------
Accounts Receivable - Net                         $ 2,003,832    $ 1,736,861

Deposits                                                  -0-          7,500
Cost and Profit on Incomplete Contracts in
 Excess of Billings                                   123,265         68,368
                                                  -----------    -----------
Total Current Assets                              $ 3,680,703    $ 2,856,929
Property and Equipment Less Accumulated
 Depreciation of $1,175,224 for 1993 and
 $932,077 for 1992                                    917,626        885,986
Cash Value of Life Insurance                           58,077            -0-
Due From Parent Company                                   -0-      1,703,704
                                                  -----------    -----------

Total Assets                                      $ 4,656,406    $ 5,446,619
                                                  ===========    ===========

                     Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable                                  $   439,657    $   740,246
Accrued Salaries and Bonuses                           91,154         77,191
Accrued and withheld Taxes                             92,634        101,627
Other Payables                                        365,108        115,702
Provision for Warranty Costs                           75,220         75,946
Accrued Profit Sharing Plan Contribution               36,955         31,024
Billings in Excess of Cost and Profit on
 Incomplete Contracts                                  54,887        308,993
Other Current Liabilities                             176,521        109,389
                                                  -----------    -----------
Total Current Liabilities                         $ 1,332,136    $ 1,560,118
Long Term Indebtedness                              1,000,000            -0-
Deferred Income Tax                                    59,440         70,061
                                                  -----------    -----------
Total Liabilities                                 $ 2,391,576    $ 1,630,179

Stockholders' Equity
Common Stock - 45,000 Shares $1 Par Value
 Issued and Outstanding                           $    45,000    $    45,000
Paid-in Capital                                     1,036,640      1,036,640
Retained Earnings                                   1,183,190      2,734,800
                                                  -----------    -----------
Total Stockholders' Equity                        $ 2,264,830    $ 3,816,440

Total Liabilities and Stockholders' Equity        $ 4,656,406    $ 5,446,619
                                                  ===========    ===========

  The accompanying notes are an integral part of these financial statements.
                                     Page 2

                           Georgia Electric Company
                   Statement of Income and Retained Earnings
                 For the Years Ended April 30, 1993 and 1992


                                                     1993            1992

Revenue                                          $ 14,818,781   $  9,973,013

Cost of Contract Operations                        11,747,662      7,872,381
                                                 ------------   ------------

Gross Profit - Note A                            $  3,071,119   $  2,100,632

Operating Expenses

Shop Expense (Credit)                            $   (350,273)  $   (336,835)

Sales and Estimating Expense                          146,726        142,752

Administrative Expense                              1,812,571      1,167,821
                                                 ------------   ------------

Total Operating Expenses                         $  1,609,024   $    973,738

Income From Operations                           $  1,462,095   $  1,126,894

Other Income                                           45,537        104,095
                                                 ------------   ------------

Income Before Provision for Income Tax           $  1,507,632    $ 1,230,989

Provision for Income Taxes                            569,422        326,065
                                                 ------------   ------------

Net Income                                       $    938,210   $    904,924

Retained Earnings, May 1                            2,734,800      2,529,876

Dividends Paid                                     (2,489,820)      (700,000)
                                                 ------------   ------------

Retained Earnings, April 30                      $  1,183,190   $  2,734,800
                                                 ============   ============

Earnings Per Share                               $      20.85   $      20.11
                                                 ============   ============

  The accompanying notes are an integral part of these financial statements.
                                     Page 3

                           Georgia Electric Company
                            Statement of Cash Flows
                  For the Years Ended April 30, 1993 and 1992


                                                      1993           1992


Cash Flows From Operating Activities
Net Income Provided From Operations               $   938,210    $   904,924

Adjustments to Reconcile Net Income to Net Cash
  Provided By Operating Activities:
    Depreciation                                      265,960        218,423
    Deferred Income Taxes                             (10,621)       (78,843)
    Loss (Gain) From Fixed Asset Disposal               8,297        (24,808)
    (Increase) Decrease in:
    Inventory and Work in Process                    (309,003)      (290,675)

    Contract Deposits                                     -0-         60,000
    Accounts Receivable                              (266,971)      (404,762)
    Deposits                                            7,500         (7,500)
    Increase (Decrease) in:
    Accounts Payable                                 (300,589)       257,307
    Accrued Expenses                                    4,970        (13,354)
    Other Payables                                    249,406       (168,532)
    Other Liabilities                                  72,337        (93,726)
                                                  -----------    -----------
Net Cash Provided by Operations                   $   659,496    $   358,454

Cash Flows From Investing Activities:
Increase in Cash Value of Life Insurance              (58,077)           -0-
Purchases of Equipment                               (369,297)      (331,648)
Proceeds From Sale of Property and Equipment           63,400         45,439
Collection in Amount Due From Parent                1,703,704         15,413
                                                  -----------    -----------
Total Cash Flows From Investing Activities        $ 1,339,730    $  (270,796)

Cash Flows From Financing Activities
Proceeds from Long Term Indebtedness                1,000,000              0
Dividends Paid                                     (2,489,820)      (700,000)
                                                  -----------    -----------
Increase (Decrease) in Cash                       $(1,489,820)   $  (612,342)

Cash at Beginning of Year                           1,044,200      1,656,542
                                                  -----------    -----------

Cash at End of Year                               $ 1,553,606    $ 1,044,200
                                                  ===========    ===========


  The accompanying notes are an integral part of these financial statements.
                                     Page 4

                           Georgia Electric Company
                        Notes to Financial Statements
                           April 30, 1993 and 1992




Note A - Summary Of Significant Accounting Policies

Revenue and Cost Recognition

The Company recognizes revenues from fixed price and modified fixed price contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. Revenue from contracts based on time and materials is recognized when invoices are issued.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as Indirect labor, supplies, and tools and e(equipment usage costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such loss is determined. Changes in job performance, conditions and the estimated profitability may result in revisions to costs and income which are recognized in the period in which the revisions are determined.

Depreciation

Depreciation is provided principally on the straight line method over the estimated useful lives of the assets which are generally five years.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The deferred taxes represent the future tax return consequences of the timing differences in the recognition of revenue and expenses for tax and financial reporting. The primary differences consist of the deferral of revenue and expense for tax purposes, provisions for future costs, and depreciation, which is computed for tax purposes using accelerated methods. Taxes due currently are paid to the parent corporation to apply against taxes on the consolidated returns.

Note B - Organization

Georgia Electric Company, a Georgia Corporation, is a wholly owned subsidiary of Electric Company of Georgia, Inc., also a Georgia Corporation.

Note C - Operating Lease Agreements

The Company leases its offices and storage facilities in Albany, Georgia from officers of the Company who are also majority shareholders of Electric Company of Georgia, Inc., the sole shareholder of the Company. The monthly rental is $4,750.00

                           Georgia Electric Company
                        Notes to Financial Statements
                           April 30, 1993 and 1992




Note D - Costs and Estimated Earnings On Uncompleted Contracts

                                                        1993          1992

Cost Incurred on Uncompleted Contracts              $ 3,781,432   $ 3,547,595
Earnings Recognized on Uncompleted Contracts            381,896     2,931,946
                                                    -----------   -----------
      Total                                         $ 4,163,328   $16,479,541
Billings to Date                                      4,094,950   -16,720,166
                                                    -----------   -----------
      Total                                         $    68,378   $  -240,625
                                                    ===========   ===========

Included in the accompanying balance sheet under
the following headings:
Cost and Profit on Incomplete Contracts
in Excess of Billings                               $   123,265   $    68,368
Billings in Excess of Cost and Profit on
Incomplete Contracts                                    -54,887      -308,993
                                                    -----------   -----------
      Total                                             $68,378   $  -240,625
                                                    ===========   ===========

Note E - Due From Parent Company

The amount represents advances to Electric Company of Georgia, Inc., the sole shareholder of the Company.

Note F - Long Term Indebtedness

Long term indebtedness consists of a note payable to Trust Company Bank of South Georgia, N.A. bean' interest at the prime rate charged by that bank and to be repaid in five annual installments of $200,000 beginning May 1, 1994. The note is secured by the shareholders of Electric Company of Georgia, Inc.

Note G - Property and Equipment

Property and equipment of the Company is summarized as follows:

                                                      1993              1992

      Motor Vehicles                               $ 1,051,070    $   968,211
      Equipment                                        841,309        652,013
      Trailers                                          10,782         10,782
      Office Furniture and Equipment                    45,101         45,101
      Data Processing Equipment                        126,150        123,518
      Leasehold improvements                            18,438         18,438
                                                   -----------    -----------
            Totals                                 $ 2,092,850    $ 1,818,063
      Accumulated Depreciation                       1,175,224        932,077
                                                   -----------    -----------
                                                   $   917,626    $   885,986
                                                   ===========    ===========

                           Georgia Electric Company
                        Notes to Financial Statements
                           April 30, 1993 and 1992

Note H - Related Party Transactions

The Company has transactions with related corporations and its stockholders. These include the rental of property noted in Note D above, and various services provided at cost which are not material.

Note I - Employee Savings and Benefit Plan

The Company has a qualified Section 401K savings and benefit plan for its employees with one year's service. The Company contributes based on employee savings. The contributions to the plan for 1993 totaled $30,874 and $17,393 for 1992.

Note J - Shop Expense - Allocations to Contracts

Contracts arc charged, at market rates, for equipment used on the contract. Allocations for the year exceeded the total shop expense for the year since market rates exceed the actual cost.

Note K

During the year the Directors declared a dividend payable to the parent company, Electric Company of Georgia, Inc. in the amount of the balance advanced to the parent over the years. The amount distributed totaled $1,789,820.

Note L - Subsequent Events

The Directors and Stockholders of the parent company, Electric Company of Georgia, Inc. elected to distribute the shares of Georgia Electric Company stock to its shareholders effective May 1, 1993. Subsequently the stockholders of Georgia Electric Company elected with the Internal Revenue Service to be taxed as an S Corporation with a taxable year ending on December 31. The effect of the election will be the tax on corporate income being paid by the shareholders rather than the company. It is anticipated that dividends will be paid in the future in the amount at least equal to the individual tax liability resulting from inclusion of corporate income.

                          Supplementary Information

                           Georgia Electric Company
                             Supporting Schedules
                  For the Years Ended April 30, 1993 and 1992

                                                      1993             1992

Cost of Contract Operations
Salaries, Wages and Bonuses                      $ 8,001,488      $ 4,259,685
Employee Benefits and Taxes                        1,290,423          744,111
Subcontractors                                       340,001          206,963
Materials                                          1,269,647        1,750,704
Travel                                                33,023           40,684
Yard and Office Rental                                19,100           15,751
Telephone and Utilities                               22,005           23,853
Equipment Rental                                     757,301          728,579
Repair and Maintenance                               169,823          203,603
Tools and Supplies                                   112,417          147,115
Bond Expense                                          34,445            9,223
Consulting and Legal Fees                                242             -345
Warranty Expense                                         -0-           25,069
Taxes and Licenses                                     6,658            1,309
Other Costs                                              145            7,721
                                                 -----------      -----------
Total Cost of Contract Operations                $12,056,718      $ 8,164,025
Work in Process Adjustments                         -309,056         -291,644
                                                 -----------      -----------
Total                                            $11,747,662      $ 7,872,381
                                                 ===========      ===========

Shop Expense
Salaries and Wages                               $    21,113      $    23,545
Employee Benefits and Taxes                            5,017            6,142
Travel                                                    30               55
Equipment Rental                                         318              270
Rent                                                  39,608           28,500
Telephone and Utilities                                1,164            1,191
Repairs and Maintenance                               25,658           31,308
Tools and Supplies                                     1,051            2,262
Depreciation                                         207,756          181,630
Taxes and Licenses                                     6,935           13,460
Insurance                                             61,365           69,038
Other Expenses                                         3,148              133
                                                 -----------      -----------
Total Shop Expense                               $   373,163      $   357,534
Less Allocations to Contracts                       -723,436         -694,369
                                                ------------      -----------
Total                                            $  -350,273      $  -336,835
                                                ============      ===========


                           Georgia Electric Company
                             Supporting Schedules
                  For the Year Ended April 30, 1993 and 1992


                                                     1993             1992

Selling Expense
Salaries and Wages                               $    68,882       $    78,196
Employee Benefits and Taxes                           10,745            13,964
Travel                                                 8,694            18,600
Telephone and Utilities                                9,496             9,704
Rent                                                  22,108             5,700
Repairs and Maintenance                                3,924             5,165
Dues and Subscriptions                                 1,222               989
Plans and Proposals                                    6,246             4,088
Depreciation                                           2,632             2,394
Supplies                                               5,878               147
Insurance                                              6,607             3,702
Other Expenses                                           292               103
                                                 -----------       -----------
Total Selling Expense                            $   146,726       $   142,752
                                                 ===========       ===========
Administrative Expense
Management Fees                                  $   961,590       $   651,795
Salaries and Wages                                   217,446           223,923
Employee Benefits                                     33,699           -81,024
Payroll Taxes                                         20,447            20,076
Travel and Entertainment                              88,532           103,443
Rent                                                  34,883            22,800
Telephone and Utilities                               23,948            22,488
Repairs and Maintenance                               15,624            21,461
Office Supplies and Expense                           19,328            13,584
Depreciation                                          55,572            30,534
Insurance                                            123,788            21,298
Taxes and Licenses                                    32,594            34,644
Computer Programming                                   2,049             1,500
Computer Expense                                       4,846             4,105
Legal and Accounting                                  48,937            33,345
Profit Sharing Contribution                           30,874            17,393
Dues and Subscriptions                                 2,408             3,272
Bad Debt Expense                                         500            12,676
Bond Forfeiture                                       88,572               -0-
Other Expense                                          6,934            10,508
                                                 -----------       -----------
Total Administrative Expense                     $ 1,812,571       $ 1,167,821
                                                 ===========       ===========

                                ABLE TELCOM HOLDING CORP.
                                    AND SUBSIDIARIES

                      Pro Forma Combined Balance Sheets (Unaudited)

                                   Able
                                  Telcom
                                 Holding
                                  Corp.       Georgia
                                   and        Electric
                                Subsidiaries  Company
                                -----------   ----------
                                 July 31,     October 12,          Pro Forma
                                                            -------------------------
                                   1996         1996        Adjustments    Combined
                                -----------   ----------    ----------     ----------

Assets

Current assets:
    Cash                        $ 1,230,118   $ 1,366,619   $       -       $ 2,596,737
    Investments, net                566,250                                     566,250
    Accounts receivable, net      9,758,910     4,373,914                    14,132,824
    Inventories                   3,075,588        28,225                     3,103,813
    Prepaid expense and other     1,235,855       269,594                     1,505,449
                                -----------   -----------   -----------     -----------

        Total current assets     15,866,721     6,038,352                    21,905,073

Property and equipment, net       6,752,240     1,658,672       600,000(B)    9,010,912

Other assets:
    Deferred income taxes           439,405                                     439,405
    Investment in Latin           2,005,427                                   2,005,427
     American subsidiary
    Goodwill and contractual      6,004,596                                   6,004,596
     rights, net
    Other                           357,927                                     357,927
                                -----------   -----------   -----------     -----------

        Total other assets        8,807,355                                   8,807,355
                                -----------   -----------   -----------     -----------



    Total assets                $31,426,316    7,697,024        600,000     $39,723,340
                                ===========   ==========    ===========     ===========

                                ABLE TELCOM HOLDING CORP.
                                     AND SUBSIDIARIES

                      Pro Forma Combined Balance Sheets (Unaudited)



                                  Able
                                 Telcom
                                 Holding
                                  Corp.       Geordia
                                   and        Electric
                                Subsidiaries   Company
                                -----------   ----------
                                 July 31,     October 12,          Pro Forma
                                                            -------------------------
                                   1996         1996        Adjustments    Combined
                                -----------   ----------    ----------    -----------

Liabilities and Shareholders'
Equity

Current liabilities:
    Current Portion of
     long-term debt             $ 1,266,694   $       -        600,000(A)  $ 1,866,694

    Notes payable to
         shareholders/directors   1,557,976                                  1,557,976
    Notes payable - other         1,869,049                                  1,869,049
    Line of credit                4,538,437                                  4,538,437
    Accounts payable              2,902,482    1,175,513                     4,077,995
    Accrued expenses              1,210,476    1,449,874                     2,660,350

                                -----------   -----------   ----------     -----------

Total current liabilities        13,345,114    2,625,387       600,000      16,570,501

Deferred income taxes               479,486                                    479,486
Distributions payable                          2,671,637                     2,671,637
Long-term debt, excluding
 current portion                  3,091,008                  2,400,000(A)    5,491,008
                                -----------   ----------    ----------     -----------

Total liabilities                16,915,608    5,297,024     3,000,000      25,212,632



Stockholders' equity:
  Common stock, $.001 par
   value, authorized
   25,000,000 shares;
   8,193,212 issued
   and outstanding                    8,203       45,000       (45,000)          8,203
  Additional paid-in capital     12,800,222    1,036,640    (1,036,640)     12,800,222
  Unrealized loss on
   investments, net                 (58,750)                                   (58,750)
  Retained earnings               1,761,033    1,318,360    (1,318,360)      1,761,033
                                -----------   ----------    ----------     -----------

Total shareholders' equity       14,510,708    2,400,000    (2,400,000)     14,510,708
                                -----------   ----------    ----------     -----------

Total liabilities and
 shareholders' equity           $31,426,316   $7,697,024    $  600,000     $39,723,340
                                ===========   ==========    ==========     ===========

                                ABLE TELCOM HOLDING CORP.
                                     AND SUBSIDIARIES

                   Pro Forma Combined Statements of Income (Unaudited)
                               For the twelve months ended



                                  Able
                                 Telcom
                                Holding
                                  Corp.       Georgia
                                  and         Electric
                               Subsidiaries   Company
                               -----------   -----------
                               October 31,   December 31,          Pro Forma
                                                           --------------------------
                                   1995          1995      Adjustments     Combined
                                -----------   -----------  -----------     ----------
Revenues                       $35,407,581    $21,978,222  $         -   $57,385,803
Cost and expenses:
  Cost of revenues (exclusive
   of depreciation and
   amortization shown
   separately below)            27,719,750     17,656,529                 45,376,279
  General and administrative     5,464,338      1,279,939       50,000(C)  6,794,277
  Depreciation and
   amortization                  1,914,064        402,825      150,000(D)  2,466,889
  Translation/transaction
   losses, net                      95,798                                    95,798
  Loss on sale of investments      100,379                                   100,379
  Interest expense               1,117,932                     255,000(E)  1,372,932
  Interest and dividends          (672,598)       (43,071)                  (715,669)
                               -----------    -----------   ----------     ---------

                                35,739,663     19,296,222      455,000    55,490,885
                               -----------    -----------   ----------    ----------

(Loss) income before income
 taxes and minority interest      (332,082)     2,682,000     (455,000)    1,894,918

Income tax (benefit) expense      (368,105)                    823,990(F)    455,885
                                ----------    -----------   ----------    ----------

Income before minority
 interest                           36,023      2,682,000   (1,278,990)    1,439,033

Minority interest                  317,189                                   317,189
                                ----------    -----------   -----------   ----------

     Net (loss) income         $  (281,166)   $ 2,682,000  $(1,278,990)   $1,121,844
                                ===========   ===========  ===========    ==========


(Loss) income per common
 share and common equivalent
 share:
    Primary and fully
     diluted                    $    (0.03)                                  $  0.14
Wieghted average shares
 outstanding:
    Primary and fully
     diluted                     8,283,668                                 8,283,668


                                ABLE TELCOM HOLDING CORP.
                                     AND SUBSIDIARIES

                   Pro Forma Combined Statements of Income (Unaudited)
                                For the nine months ended



                                Able
                                Telcom
                                Holding
                                 Corp.        Georgia
                                   and        Electric
                                Subsidiaries   Company
                                -----------   ----------
                                 July 31,     October 12,           Pro Forma
                                                            ---------------------------
                                   1996         1996        Adjustments       Combined
                                ------------  ------------  --------------   --------------

Revenues                        $36,030,910   $23,343,226   $        -       $59,374,136
Cost and expenses:
 Cost of revenues (exclusive
  of depreciation and
  amortization shown
  separately below)              28,285,785    16,750,713                     45,036,498
 General and administrative       4,866,655     1,698,288       (25,000)(C)    6,539,943
 Depreciation and
  amortization                    1,746,911       327,405        90,000 (D)    2,164,316
 Translation/transaction
  losses, net                     1,508,556                                    1,508,556
 Restructuring charges            2,433,085                                    2,433,085
 Interest expense                   828,500         5,160       191,500 (E)    1,025,160
 Interest and dividends            (181,098)      (73,025)                      (254,123)
                                ------------  ------------  --------------   --------------
  Total cost and expenses        39,488,394    18,708,541       256,500       58,453,435
                                ------------  ------------  --------------   --------------
(Loss) income before income
  taxes and minority interest    (3,457,484)    4,634,685      (256,500)         920,701

Income tax  expense                 282,412        10,000     1,479,215 (F)    1,771,627
                                ------------  ------------  --------------   --------------
Income before minority interest  (3,739,896)    4,624,685    (1,735,715)        (850,926)

Minority interest                  (781,408)                                    (781,408)
                                ------------  ------------  --------------   --------------
          Net (loss) income     $(2,958,488)  $ 4,624,685   $(1,735,715)      $  (69,518)
                                ============  ============  ==============   ==============


(Loss) income per common share
 and common equivalent share:
  Primary and fully diluted     $     (0.35)                                  $    (0.01)
Wieghted average shares
 outstanding:
  Primary and fully diluted       8,355,804                                    8,355,804

                                ABLE TELCOM HOLDING CORP.
                                     AND SUBSIDIARIES

                     Notes To Pro Forma Combined Financial Statements
                                       (Unaudited)



(A) The initial purchase price for the acquisition of all of the Common Stock of Georgia Electric Company was $3,000,000 which approximates the stepped-up book value at the closing date. Accordingly, no goodwill was recorded upon payment of the initial purchase price. However, the purchase price is subject to adjustment based upon an earn-out arrangement payable in Able Telcom Holding Corp. Common Stock over the next five years which may result in recorded goodwill. The acquisition is accounted for under the purchase method of accounting.

(B)   To reflect the fair market value of the property and equipment acquired.

(C) To reflect the increase (decrease) in salaries and benefits paid to the former owners of Georgia Electric Company during the pro forma periods.

(D) Adjustment to record the additional depreciation expense associated with the fair market value of the property and equipment.

(E) Interest expense on the debt incurred of $3,000,000, at 8.5%. Interest was computed based on the debt having been outstanding as of November 1, of each pro forma period.

(F) To reflect the tax effect of the combinations on the tax income using a federal and state tax rate of 37%.

(G) Certain items in the July 31, 1996, Consolidated Financial Statements have been reclassified to conform to the 1995 presentation.